Exhibit C

                             CSW International, Inc.
                           Consolidated Balance Sheet
                                 March 31, 2000
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
      Electric distribution plant                        $ 1,516,339
      General plant                                          373,266
                                                         ------------
            Total Electric Plant                           1,889,605
      Less - Accumulated depreciation                       (696,687)
                                                         ------------
            Total Fixed Assets                             1,192,918

Current Assets
      Cash and cash equivalents                              116,249
      Short-term investments                                  13,275
      Accounts receivable                                    162,096
      Notes receivable                                        54,886
      Advances to affiliates                                      67
      Inventories                                             14,861
      Other current assets                                    49,130
                                                         ------------
            Total Current Assets                             410,564

Other Assets
      Goodwill                                             1,298,718
      Prepaid benefit costs                                   57,280
      Notes receivable                                        30,031
      Equity investments and other                           284,148
                                                         ------------
            Total Other Assets                             1,670,177

            Total Assets                                 $ 3,273,659
                                                         ============

CAPITALIZATION AND LIABILITIES
Capitalization
      Common stock                                               $ 1
      Paid-in capital                                        829,000
      Retained earnings                                      318,372
      Minority interests                                           -
      Foreign currency translation and other                 (34,197)
                                                         ------------
                                                           1,113,176

      Long-term debt                                       1,179,272

Current Liabilities
      Accounts payable                                       172,589
      Advances from affiliates                               184,071
      Accrued interest payable                                38,410
      Loan notes                                              21,759
      Accrued taxes payable                                   95,711
      Customer prepayments                                    26,526
      Other                                                  137,895
                                                         ------------
                                                             676,961
Deferred Credits
      Deferred tax liability                                 276,897
      Other                                                   27,353
                                                         ------------
            Total Deferred Credits                           304,250

                                                         ------------
            Total Capitalization and Liabilities         $ 3,273,659
                                                         ============